Exhibit 10.2

FIRST AMENDMENTAMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of APRIL 24, 2020 (the “First Amendment Effective Date”), is by and between IVY FUNDING NINE, LLC, a Delaware limited liability company (together with its successors and assigns, “Lender”), and CCFI FUNDING II, LLC, an Ohio limited liability company (“Debtor”).

RECITALS

WHEREAS, Lender and Debtor entered into that certain SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of FEBRUARY 7, 2020 (as amended, modified or restated from time to time, the “Loan Agreement”) pursuant to which Lender agreed to make the Credit Facility available to Debtor on the terms and conditions set forth therein; and

WHEREAS, in connection with the Loan Agreement, Debtor executed and delivered to Lender that certain AMENDED AND RESTATED PROMISSORY NOTE dated as of FEBRUARY 7, 2020 payable to the order of Lender (as amended, modified or restated from time to time, the “Note”) in the notational amount (the “Notational Amount”) of SEVENTY-THREE MILLION AND NO/100 DOLLARS ($73,000,000.00), which Notational Amount is currently scheduled to be reduced on APRIL 30, 2020 to SIXTY-NINE MILLION AND 00/100 DOLLARS ($69,000,000.00); and

WHEREAS, the parties desire to amend the Loan Agreement pursuant to the terms and conditions set forth herein; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Loan Agreement, as amended hereby. The definition of “Monthly Dividend Cap” is as set forth in Section 1 of the Loan Agreement is amended in its entirety to read as follows:

“Monthly Dividend Cap” shall mean the maximum amount of dividends and/or distributions distributable by Debtor to holders of its equity in any calendar month, and, subject to the terms and conditions of this Agreement, shall be SEVEN MILLION DOLLARS ($7,000,000.00); provided that (a) the Debtor may pay no more than TWO (2) such dividends and/or distributions in any calendar month, and (b) the sum of such dividends and/or distributions in a calendar month cannot exceed SEVEN MILLION DOLLARS ($7,000,000.00); provided further that the Monthly Dividend Cap for any calendar month shall be increased with Lender’s prior written consent by an amount up to TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) to the extent that such dividends and/or distributions were less than the applicable Monthly Dividend Cap for the immediately preceding calendar month and provided further that in with Lender’s prior written consent, an applicable Monthly Dividend Cap may be increased (but by no more than TWO MILLION AND 00/100 DOLLARS) to account for unused dividends/distributions for the previous THREE (3) months.

2.Amendments to the Loan Agreement.

(a)Section 2(a).  Section 2(a) of the Loan Agreement is amended in its entirety to read as follows:

(a)Term Loan with Multiple Advances.  Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to lend to Debtor the sum of SEVENTY-THREE MILLION AND 00/100 DOLLARS ($73,000,000.00) (the “Credit Facility”) in one or more advances from the date hereof until the earliest of the following (the

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT – PAGE 1

IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

“Maturity Date”): (i) the acceleration of the Indebtedness pursuant to the terms of the Loan Documents; or (ii) APRIL 30, 2021.  Advances with respect to the Loan shall be made available to Debtor by depositing the same, in immediately available funds, in the Collateral Deposit Account.  Debtor shall not debit the Collateral Deposit Account with respect to disbursement of the Loan except for the use permitted by Section 2(e).  From and after APRIL 24, 2020, unless otherwise agreed in writing by Lender the Credit Facility shall be equal to SIXTY-NINE MILLION AND 00/100 DOLLARS ($69,000,000.00).  Notwithstanding anything contained herein to the contrary, Lender and Debtor may agree to a modification of the Credit Facility by written agreement of the parties.

(b)Section 2(b).  Section 2(b) of the Loan Agreement is hereby amended in its entirety to read as follows:

(b)Determination of Advance Rate.  From the Effective Date through the Maturity Date, subject to the terms and conditions set forth herein, the Advance Rate shall be, with respect to all Eligible Receivables, EIGHTY PERCENT (80.00%) Notwithstanding anything in this Agreement to the contrary: (i) Lender shall not be required to permit advances from and after MARCH 1, 2021; and (ii) in the event of the occurrence and continuation of a Level 1 Trigger, the Advance Rate then in effect shall be reduced by TEN PERCENT (10.00%).

(c)Section 4(e).  Section 4(e) of the Loan Agreement is hereby amended in its entirety to read as follows:

(e)Minimum Total Asset Coverage.  Debtor shall maintain at all times the Minimum Assets.  On or before the SECOND (2nd) Business Day of each calendar week (and at such other times as Lender may require), Debtor shall submit to Lender evidence of compliance with the required Minimum Assets satisfactory to Lender in its reasonable discretion for each Business Day of the prior week.  “Minimum Assets” means that at all times as required, on a rolling TEN (10) Business Day average, the sum of all non-cash assets of Debtor as of such date, plus Debtor’s cash in the Collateral Deposit Account as of such date (including verified funds in transit to the Collateral Deposit Account) shall equal or exceed Required Percentage of the then outstanding balance of the Credit Facility.  If on any Business Day the Minimum Asset requirement hereunder is not met (a “Minimum Asset Covenant Failure”), Debtor shall be able to remedy such Minimum Asset Covenant Failure if, for the FIVE (5) Business Days following such Minimum Asset Covenant Failure, the sum of all non-cash assets of Debtor as of such date, plus Debtor’s cash in the Collateral Deposit Account as of such date (including verified funds in transit to the Collateral Deposit Account) equals or exceeds the sum of (a) Required Percentage, and (b) SEVEN (7) percentage points.

Required Percentage	Period
123.00%	Effective Date through March 31, 2020
125.00%	April 1, 2020 through April 23, 2020,
105.00%	April 24, 2020 through July 31, 2020
112.00%	August 1, 2020 through September 30, 2020
120.00%	October 1, 2020 through November 30, 2020
125.00%	December 1, 2020 and thereafter

(d)Section 8(a)(xv).  Section 8(a)(xv) of the Loan Agreement is hereby amended in its entirety to read as follows:

(xv)From and after SEPTEMBER 30, 2020, not permit Adjusted EBITDA of the Parent and its Subsidiaries for the year-to-date period ending on the last day of each month based upon the Parent’s interim monthly financial statements to be less than a percentage or amount to be determined by the parties.  On or prior to MAY 15, 2020, Debtor shall provide Lender with a draft projected Adjusted EBITDA (by month) for the Parent and its Subsidiaries for the period from the Effective Date though and including APRIL 30, 2021, in the form of Schedule III attached hereto.  Debtor may provide Lender with updates to this draft projected EBITDA (by month) prior to

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IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

SETPEMBER 30, 2020.  Debtor shall provide Lender with the monthly reports described in this Section prior to APRIL 24, 2020.  Prior to SEPTEMBER 30, 2020 Debtor shall provide Lender with the projected Adjusted EBITDA (by month) for the Parent and its Subsidiaries for the period from the Effective Date though and including APRIL 30, 2021, in the form of Schedule III attached hereto, which Schedule III will be mutually agreed to by the parties in writing prior to SEPTEMBER 30, 2020.  In the event that the parties shall not be in agreement with respect to Schedule III,  Schedule III shall be established by Lender in its commercially reasonable discretion based on projections provided by Debtor.  For the purposes of this Section 8(a)(xv), the term “Adjusted EBITDA” shall mean, with respect to any Person, “the net income (loss) attributable to such person, determined in accordance with GAAP, plus interest, taxes, depreciation, amortization, non-cash compensation, on a consolidated basis inclusive of Unrestricted Subsidiaries (as such term is defined in the Parent Credit Agreement) and eliminating any intra-company entries; provided, any advisory or other fees of the Investors, as well as any other one-time or nonrecurring expenses, shall only be added if approved by the Lender in its sole discretion; and provided further that with respect to the retail insurance business joint venture, MD-JV LLC, the income/loss shall be on a cash basis;

(e)Section 8(q).  Section 8(q) of the Loan Agreement is hereby amended in its entirety to read as follows:

(q) Dividends or Distributions.  From and after the occurrence of a Dividend Restriction Event, Debtor shall not: (i) declare or pay any dividend or other distribution, direct or indirect, on account of any equity interest of Debtor, now or hereafter outstanding; (ii) make any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any equity interest of Debtor or any direct or indirect parent of Debtor, now or hereafter outstanding; (iii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of equity interest of Debtor, now or hereafter outstanding; (iv) return any equity interest to any equity holders of Debtor, or make any other distribution of property, assets, shares of equity interest, warrants, rights, options, obligations or securities thereto as such; or (v) pay any management fees or any other fees or expenses (including the reimbursement thereof by Debtor) pursuant to any management, consulting or other services agreement to any of the shareholders or other equity holders of Debtor.  “Dividend Restriction Event” means the occurrence of any of the following: (1) an Event of Default shall have occurred and be continuing; (2) a Default shall have occurred and be continuing; (3) a Level 1 Trigger shall have occurred and be continuing either immediately before, or would occur immediately after, giving effect to any such payment, dividend or distribution under this Section; and/or (4) a Consumer Loan Value Deficiency exists or would exist after making such payment, dividend or distribution.  Prior to or concurrently with the payment of any dividend or distribution, the Debtor shall deliver a certificate in the form attached hereto as Exhibit 8(q) showing that, after giving pro forma effect to any such dividend or distribution, no Consumer Loan Value Deficiency would result therefrom.  Notwithstanding anything herein to the contrary, the total dividends and/or other distributions made by Debtor on account of any equity interests in Debtor shall not exceed the Monthly Dividend Cap in any calendar month.  Notwithstanding the foregoing, Debtor may pay an additional dividend as of Debtor’s fiscal year end not to exceed TEN MILLION AND 00/100 DOLLARS provided that Lender shall have consented to such dividend in its sole discretion.”

(f)Section 8(aa)(vii).  Section 8(aa)(vii) of the Loan Agreement is hereby amended in its entirety to read as follows:

(vii)Debtor shall not pay and Seller shall not accept any Servicing Fee when (1) a Level 1 Trigger has occurred and is continuing, or (2) if the amount of the Loan shall exceed the Consumer Loan Value.

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IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

(vi)Amendment of Certain Exhibits and Schedules.  Each of Schedule III,  Exhibit A and Exhibit F to the Loan Agreement is amended and restated in its entirety as set forth in Exhibit A hereto, and a new exhibit, Exhibit 8(q), is hereby added to the Loan Agreement and is set forth on Exhibit A hereto.

3.Conditions Precedent.  The obligations of Lender under this Amendment shall be subject to the condition precedent that Debtor shall have executed and delivered to Lender this Amendment and such other documents and instruments incidental and appropriate to the transaction provided for herein as Lender or its counsel may reasonably request and shall have paid the fees due and payable hereunder.

4.Payment of Fees and Expenses.  Debtor agrees to pay the following amendment fees (the “Amendment Fees”): (i) ONE HUNDRED FIFTY THOUSAND AND NO DOLLARS ($150,000.00) on the First Amendment Effective Date and (ii) ONE HUNDRED THOUSAND AND NO DOLLARS ($100,000.00) on JUNE 15, 2020.  The Amendment Fee shall be paid to Lender in consideration for the structuring of the Credit Facility and (to the maximum extent permitted by applicable law) shall not be deemed interest.  Debtor further agrees to pay all reasonable attorneys’ fees of Lender in connection with the drafting and execution of this Amendment.

5.Ratifications.  Except as expressly modified and superseded by this Amendment, the Loan Documents are ratified and confirmed and continue in full force and effect.  The Loan Documents, as modified by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms.  Without limiting the generality of the foregoing, Debtor hereby ratifies and confirms that all liens heretofore granted to Lender were intended to, do and continue to secure the full payment and performance of the Indebtedness.  Debtor agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Lender may reasonably request in order to perfect and protect those liens and preserve and protect the rights of Lender in respect of all present and future Collateral.  The terms, conditions and provisions of the Loan Documents (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, the same as if stated verbatim herein.

6.Representations, Warranties and Confirmations.  Debtor hereby represents and warrants to Lender that (a) this Amendment and any other Loan Documents to be delivered under this Amendment (if any) have been duly executed and delivered by Debtor, are valid and binding upon Debtor and are enforceable against Debtor in accordance with their terms, except as limited by any applicable bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles, (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Debtor of this Amendment or any other Loan Document to be delivered under this Amendment, and (c) the execution, delivery and performance by Debtor of this Amendment and any other Loan Documents to be delivered under this Amendment do not require the consent of any other person and do not and will not constitute a violation of any laws, agreements or understandings to which Debtor is a party or by which Debtor is bound.

7.Additional Documents.  TO SECURE FULL AND COMPLETE PAYMENT AND PERFORMANCE OF THE INDEBTEDNESS, DEBTOR SHALL EXECUTE AND DELIVER OR CAUSE TO BE EXECUTED AND DELIVERED ALL OF THE LOAN DOCUMENTS REASONABLY REQUIRED TO CARRY OUT THE PROVISIONS AND PURPOSES OF THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS AND TO CREATE, PRESERVE, AND PERFECT THE LIENS OF LENDER IN THE COLLATERAL.  IN THE EVENT ANY OF THE LOAN DOCUMENTS EVIDENCING OR SECURING THE INDEBTEDNESS MISREPRESENTS OR INACCURATELY REFLECTS THE CORRECT TERMS AND/OR PROVISIONS OF THE INDEBTEDNESS, DEBTOR SHALL UPON REQUEST BY LENDER AND IN ORDER TO CORRECT SUCH MISTAKE, EXECUTE SUCH NEW DOCUMENTS OR INITIAL CORRECTED, ORIGINAL DOCUMENTS AS LENDER MAY DEEM REASONABLY NECESSARY TO REMEDY SAID ERRORS OR MISTAKES.  DEBTOR

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IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

SHALL EXECUTE SUCH OTHER DOCUMENTS AS LENDER SHALL DEEM REASONABLY NECESSARY TO CORRECT ANY DEFECTS OR DEFICIENCIES IN THE LOAN DOCUMENTS.  DEBTOR’S FAILURE TO EXECUTE SUCH DOCUMENTS AS REQUESTED SHALL CONSTITUTE AN EVENT OF DEFAULT UNDER THE LOAN AGREEMENT.

8.Release.  Debtor hereby acknowledges and agrees that there are no defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever to or against Lender or the terms and provisions of or the obligations of Debtor under the Loan Documents and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining thereto, and that Debtor has no right to seek affirmative relief or damages of any kind or nature from Lender.  To the extent any such defenses, counterclaims, offsets, cross-complaints, claims, demands or rights exist, Debtor hereby waives, and hereby knowingly and voluntarily releases and forever discharges Lender and its predecessors, officers, directors, agents, attorneys, employees, successors and assigns, from all possible claims, demands, actions, causes of action, defenses, counterclaims, offsets, cross-complaints, damages, costs, expenses and liabilities whatsoever, whether known or unknown, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

9.Multiple Counterparts.  This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement.  Signature pages to this Amendment may be detached from multiple separate counterparts and attached to the same document and a telecopy, pdf. or other facsimile of any such executed signature page shall be valid as an original. The exchange of copies of this Amendment and of signature pages by telecopy, pdf. or other facsimile trans shall constitute effective execution and delivery of this Amendment as to the parties hereto and may be used in lieu of the original agreement for all purposes.  This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) which shall be deemed to have the same force and effect as manual signatures and shall be considered an original, and shall have the same legal effect, validity, and enforceability as a paper record.  For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

10.Reference to Agreement.  Each of the Loan Documents, including the Loan Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to the Loan Agreement shall mean and refer to the Loan Agreement as amended hereby.

11.Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

12.Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

13.NO COURSE OF DEALING.  THE AGREEMENTS CONTAINED HEREIN NOR ANY OTHER AGREEMENTS OR EXTENSIONS GRANTED TO ANY OBLIGOR SHALL BE INTERPRETED OR CONSTRUED UNDER ANY CIRCUMSTANCES AS HAVING ESTABLISHED A COURSE OF DEALING OR COURSE OF CONDUCT BINDING UPON LENDER IN THE FUTURE OR OTHERWISE CREATING ANY FUTURE OBLIGATIONS ON

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IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

THE PART OF LENDER TO PROVIDE OR AGREE TO ANY SIMILAR AGREEMENT OR EXTENSION AT ANY TIME.

14.Regulation B—Notice of Joint Intent.  If Debtor is more than one Person, Federal Regulation B (Equal Credit Opportunity Act) requires Lender to obtain evidence of Debtor’s intention to apply for joint credit. Debtor’s signature below shall evidence such intent.  Debtor’s intent shall apply to future related extensions of joint credit and joint guaranty.

NOTICE OF FINAL AGREEMENT

THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

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IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the First Amendment Effective Date.

LENDER:	ADDRESS:

IVY FUNDING NINE, LLC	22 W. Bryan Street, Suite 208
Savannah, GA 31401
By:
Name:
Title:

With copies of notices to:	Lender’s Counsel:

HUSCH BLACKWELL LLP
1900 Pearl Street, Suite 1800
Dallas, TX 75201
Attention: Steven S. Camp

DEBTOR:		ADDRESS:

CCFI FUNDING II, LLC		5165 Emerald Parkway, Suite 100
Dublin, OH 43017
By:
Name:	Michael Durbin
Title:	Executive Vice President, Chief
Financial Officer and Treasurer

FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT – SIGNATURE PAGE

IVY FUNDING NINE, LLC – CCFI FUNDING II, LLC

EXHIBIT A TO FIRST AMENDMENT

EXHIBIT A

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

CONSUMER LOAN VALUE CERTIFICATE

DATE:_______________

Pursuant to that certain SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as amended, modified or restated from time to time, the “Loan Agreement”) dated as of FEBRUARY 7, 2020, between CCFI FUNDING II, LLC, a Ohio limited liability company (“Debtor”), and IVY FUNDING NINE, LLC, a Delaware limited liability company (together with it successors and assigns, “Lender”), Debtor has reviewed its activities for the month ending on _____________, and hereby represents and warrants to Lender that the information set forth below is true and correct in all material respects as of that date, calculated in accordance with GAAP, consistently applied (unless otherwise provided) (capitalized terms below have the meanings assigned in the Loan Agreement):

1.Consumer Loan Value.  Debtor represents to Lender that the following information regarding the Consumer Loan Value is true and correct:

A	Applicable Advance Rate	____%
B	Eligible Receivables	$
C	Consumer Loan Value (Eligible Receivables times the applicable Advance Rate)	$
D	Minus the total Indebtedness	$
E	Plus the balance of the Collateral Deposit Account (and amounts in transit)	$
F	Consumer Loan Value Deficiency (if any)	$

1.Certification.  The undersigned officer hereby certifies on behalf of Debtor that: (a) Debtor is in compliance with all covenants of the Loan Agreement; and (b) as of the date of this compliance certificate and the date received by Lender, no Event of Default or Default, has occurred.  The Note and Loan Agreement are acknowledged, ratified, confirmed, and agreed by Debtor to be valid, subsisting, and binding obligations.  Debtor agrees that there is no right to set off or defense to payment of the Indebtedness.

2.Financial Covenants.

Minimum Asset (on a rolling 10 day  average, the sum of all non-cash assets of Debtor as of such date, plus Debtor’s cash in the Collateral Deposit Account as of such date (including verified funds in transit to the Collateral Deposit Account)  does not equal or exceed [105%][112%][120%][123%][125%]of the then outstanding balance of the Credit Facility)

Days in reporting period: Average [Date] [Date] [Date] [Date] [Date] [Date] [Date] [Date] [Date] [Date]	Actual Non-Cash Assets, plus Cash in Collateral Deposit Account for each day in reporting period: $__________ $__________ $__________ $__________ $__________ $__________ $__________	Expressed as percentage of outstanding balance of the Credit Facility for each day in reporting period: ________% ________% ________% ________% ________% ________% ________%	Section 4(e) Requirement Met: YesNo

Monthly Dividend Cap ($7,000,000.00) (plus up to an additional $2,00,000.00 pursuant to the terms of the Loan Agreement and excluding any year-end dividend)

(No more than two (2) separate distributions/dividends per calendar month.)

	Actual distributions and/or dividends for prior calendar month: __________	Section 8(q) Requirement Met? YesNo

Minimum Cash Assets (more than 10% of the Credit Facility, in the Collateral Deposit Account as of such date (including verified funds in transit to the Collateral Deposit Account) on a rolling 10 Business Day basis)

Actual Minimum Cash Assets for each day in reporting period:

Amount of Credit Facility:  $____________

Average:

[Date]               __________________

[Date]               __________________

[Date]               __________________

[Date]               __________________

[Date]               __________________

[Date]               __________________

[Date]               __________________

[Date]

[Date]

[Date]

Section 4(f) Requirement Met: YesNo
Cash Flow Coverage Ratio (less than 3.0:1.0)	Actual Cash Flow Coverage Ratio: _______	Section 8(cc) Requirement Met: YesNo

3.Level 1 Triggers.

PRA Concentration Limit (not to exceed 75%)	Actual PRA Concentration Limit: __________	Level 1 Trigger: YesNo

Change in Control (Parent shall cease to Control Debtor or neither Michael Durbin nor Ted Saunders shall participate in the active management of Debtor’s day to day operations unless consented to by Lender)

Level 1 Trigger: YesNo

EXECUTED as of the date first written above.

CCFI FUNDING II, LLC	5165 Emerald Parkway, Suite 100
Dublin, OH 43017

By:
Name:
Title:

EXHIBIT F

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

MINIMUM ASSETS AND MINIMUM CASH CERTIFICATE

Pursuant to that certain SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as amended, modified or restated from time to time, the “Loan Agreement”) dated as of FEBRUARY 7, 2020, between CCFI FUNDING II, LLC, a Ohio limited liability company (“Debtor”), and IVY FUNDING NINE, LLC, a Delaware limited liability company (together with it successors and assigns, “Lender”), Debtor has reviewed its activities for the calendar week ending on _____________, and hereby represents and warrants to Lender that the information set forth below is true and correct in all material respects as of that date, calculated in accordance with GAAP, consistently applied (unless otherwise provided) (capitalized terms below have the meanings assigned in the Loan Agreement):

Minimum Asset (on a rolling 10 day  average, the sum of all non-cash assets of Debtor as of such date, plus Debtor’s cash in the Collateral Deposit Account as of such date (including verified funds in transit to the Collateral Deposit Account)  does not equal or exceed [105%][112%][120%][123%][125%]of the then outstanding balance of the Credit Facility)

Days in reporting period: Average [Date] [Date] [Date] [Date] [Date] [Date] [Date] [Date] [Date] [Date]	Actual Non-Cash Assets, plus Cash in Collateral Deposit Account for each day in reporting period: $__________ $__________ $__________ $__________ $__________ $__________ $__________	Expressed as percentage of outstanding balance of the Credit Facility for each day in reporting period: ________% ________% ________% ________% ________% ________% ________%	Section 4(e) Requirement Met: YesNo

Minimum Cash Assets (more than 10% of the Credit Facility, in the Collateral Deposit Account as of such date (including verified funds in transit to the Collateral Deposit Account) on a rolling 10 Business Day basis)

Actual Minimum Cash Assets for each day in reporting period:

Amount of Credit Facility:  $____________

Average:

[Date]               __________________

[Date]               __________________

[Date]               __________________

[Date]               __________________

[Date]               __________________

[Date]               __________________

[Date]               __________________

[Date]

[Date]

[Date]

Section 4(f) Requirement Met: YesNo

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EXECUTED as of the date first written above.

CCFI FUNDING II, LLC	5165 Emerald Parkway, Suite 100
Dublin, OH 43017

By:
Name:
Title:

EXHIBIT 8(q)

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

PRO FORMA CONSUMER LOAN VALUE CERTIFICATE

Pursuant to that certain SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (as amended, modified or restated from time to time, the “Loan Agreement”) dated as of FEBRUARY 7, 2020, between CCFI FUNDING II, LLC, a Ohio limited liability company (“Debtor”), and IVY FUNDING NINE, LLC, a Delaware limited liability company (together with it successors and assigns, “Lender”), Debtor has reviewed its activities as of [INSERT DATE OF DIVIDEND], and hereby represents and warrants to Lender that the information set forth below is true and correct in all material respects as of that date, calculated in accordance with GAAP, consistently applied (unless otherwise provided) (capitalized terms below have the meanings assigned in the Loan Agreement):

1.Consumer Loan Value.  Debtor represents to Lender that the following information regarding the Consumer Loan Value is true and correct:

A	Applicable Advance Rate	____%
B	Eligible Receivables	$
C	Consumer Loan Value (Eligible Receivables times the applicable Advance Rate)	$
D	Minus the total Indebtedness	$
E	Plus the balance of the Collateral Deposit Account (and amounts in transit)	$
F	Minus the Amount of Any Proposed Dividend or Distribution	$
G	Pro Forma Consumer Loan Value Deficiency	Y/N

EXECUTED as of the date first written above.

CCFI FUNDING II, LLC	5165 Emerald Parkway, Suite 100
Dublin, OH 43017

By:
Name:
Title:

SCHEDULE III

TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

TO BE MUTUALLY AGREED BY THE PARTIES PRIOR TO SEPTEMBER 30, 2020